Reed Smith
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby
constitutes and appoints each of DIANE
M. FRENIER, ESO. and EDWARD P. BROMLEY III, ESO. signing
singly, the undersigned's true and lawful attorney-in-fact
to:
(1) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of
Inspire Pharmaceuticals. Inc. (the "Company"), Forms 3, 4
and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934, as amended and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete
and execute any such Form 3, 4 or 5, complete and execute
any amendment or amendments thereto, and timely file such
form with the U.S. Securities and Exchange Commission and
any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being
understood that the documents executed by such attorney-in-
fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms
and conditions as such attorney-in-fact may approve in such
attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as the
undersigned might or could do if personally present, with
full power of substitution or revocation, hereby ratifying
and confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney
and the rights and powers herein granted. The undersigned
acknowledges that the foregoing attorneys-in-fact, in
serving in such capacity at the request of the undersigned,
are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of
the Securities Exchange Act of 1934, as amended. The
undersigned further acknowledges that the foregoing
attorneys-in-fact shall not be liable for any liability that results from a judgment error that was made in good faith.
The attorneys-in-fact shall be liable only for willful
misconduct or the failure to act in good faith while acting
under the authority of this Power of Attorney. The
undersigned shall indemnify and hold harmless the
attorneysin-fact from any liability resulting hereunder,
except to the extent such liability arises from the
attorneyin-fact's willful misconduct or failure to act in
good faith while acting under the authority of this Power of
Attorney.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,
4 and 5 with respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless
earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 21st day
of July 2006.
Signature:/s/ Joseph M. Spagnardi
Witness: /s/ Thomas R. Staab, II